Exhibit 4.4

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

GOOGLE SERVICES AGREEMENT

This Google Services Agreement (“GSA”) is entered into by and between Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and Incredimail, Ltd whose registered office is at 4 Hanechoshet st. Tel Aviv, Israel (“Customer”).

This GSA shall be effective from the GSA Effective Date. Each Order Form shall be governed by this GSA and shall become effective on the Order Form Effective Date.

INTRODUCTION

(A)	Google supplies a range of search and advertising related services.

(B)	Google and Customer have agreed that Google will provide certain of these services to Customer.

(C)	The Services ordered by Customer are identified on one or more separately stated Order Forms.

(D)	This GSA together with the terms and conditions of any applicable Order Form(s) state the terms and conditions under which Google will supply and Customer may use the Services.

AGREED TERMS

1.	Definitions

1.1	In this GSA and any Order Form(s) the following words and phrases shall have the following meanings:

“Above-the-fold” means visible to any End User at a minimum resolution of 800 by 600 pixels without scrolling within a Site page as viewed through an Internet browser application considered among the top two (2) most widely used from time to time;

“Ad” means: (a) in the context of the AdSense for Content Services, a content targeted and/or site targeted hyperlinked text and/or image based advertisement and (b) in the context of the Adsense for Search Services, a keyword targeted hyperlinked text and/or image based advertisement and, for the avoidance of doubt, in the case of both (a) and (b) image based advertisements may include moving image based and/or video based and/or interactive advertisements, and text based advertisements may include interactive advertisements;

“AdSense for Content Set” means a set of one or more Ads provided by Google as part of the AdSense for Content Services in accordance with the applicable Agreement;

“AdSense for Content Services” means the provision of content targeted and/or site targeted hyperlinked advertisements in accordance with the applicable Agreement;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

“AdSense for Content Site” means the web site(s) located at the URL(s) stated in the applicable Order Form or as otherwise agreed between the parties in writing from time to time;

“AdSense for Search Set” means a set of one or more Ads provided by Google as part of the AdSense for Search Services in accordance with the applicable Agreement;

“AdSense for Search Services” means the provision of keyword targeted hyperlinked advertisements in accordance with the applicable Agreement;

“AdSense for Search Site” means the web site(s) located at the URL(s) stated in the applicable Order Form or as otherwise agreed between the parties in writing from time to time;

“Advertising Results Set” means an AdSense for Content Set and/or an AdSense for Search Set (as applicable);

“AFC Ads” means Qualifying Ads provided by Google to Customer under an Agreement through the AdSense for Content Services.

“AFS Ads” means Qualifying Ads provided by Google to Customer under an Agreement through the AdSense for Search Services.

“AFC Revenues” for any period during the Services Term means ad revenues that are recognised by Google in such period and attributed to AFC Ads displayed on the AdSense for Content Site in such period in accordance with the requirements of this Agreement;

“AFS Revenues” for any period during the Services Term means ad revenues that are recognised by Google in such period and attributed to AFS Ads displayed on the AdSense for Search Site in such period in accordance with the requirements of this Agreement;

“Agreement” has the meaning stated in clause 2.4 of this GSA;

“Beta Features” means any features which are identified by Google as “Beta” or unsupported in Google’s technical documentation from time to time;

“Brand Features” means the trade names, trademarks, service marks, logos, domain names and other distinctive brand features of each party as owned by such party from time to time;

“Client Application” means any application, plug-in, helper, component or other executable code that runs on user’s computer (examples of Client Applications include those that provide instant messaging, chat, email, data, file viewing, media playing, file sharing, games, internet navigation, search and/or other services);

“Client ID(s)” means a unique alphanumeric code or codes provided by Google to Customer (and which may be modified by Google from time to time) to be used by Customer in accordance with the applicable Google Data Protocol in order to identify each Query or Request;

“Customer Client Application” means the Client Application(s) (if any) approved for the purpose of accessing one or more of the Services as stated in the applicable Order Form;

“Customer Content” means any editorial, text, graphic, audiovisual and other content that is served to End Users of the Site [***] and that is not provided by Google;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

“Destination Page” means a web page which may be accessed by clicking on any portion of an Advertising Results Set or on any Websearch Results;

“End Users” means individual human end users of the Site [***] accessing the Site [***] by non-automated means;

“Google Data Protocol(s)” means the Google data protocol(s) applicable to the Services being supplied by Google to Customer in accordance with the applicable Agreement as notified to Customer by Google prior to the Launch Date for those Services and any revised versions of such protocol(s) that may be notified to Customer by Google from time to time following such Launch Date;

“GSA Effective Date” means 1 July 2008;

“Intellectual Property Rights” means all copyright; moral rights; patent rights; trade or service marks; design right; semiconductor topography rights; rights in or relating to databases; rights in or relating to confidential information; rights in relation to domain names; privacy or publicity rights and any other intellectual property rights (registered or unregistered) throughout the world; including all rights of reversion and rights to any applications and pending registrations and the right to sue for and recover damages for past infringements;

“Invalidating Act” means any of the actions in clauses 5.1(h) and 5.1(i) of this GSA;

“Launch Date” means the date on which Google notifies Customer in accordance with clause 3.5(b) that Customer may put its implementation of the applicable Services (as approved by Google) into live use;

“NDA” means the non disclosure agreement entered into by the parties the effective date of which is stated on the Order Form(s);

“Net AdSense for Content Revenues” means for any period during the Services Term AFC Revenues for such period minus: [***]

“Net AdSense for Search Revenues” means for any period during the Services Term AFS Revenues for such period minus: [***]

“Net AdSense Revenues” means Net AdSense for Content Revenues and Net AdSense for Search Revenues;

“Non-Qualifying Advertising Results” means:

[***]

“Order Form” means a fully executed Google order form which incorporates this GSA;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

“Order Form Effective Date” means the effective date of the applicable Order Form as stated on that Order Form or, if no date is stated, the later of the two signature dates at the foot of that Order Form;

“Qualifying Ads” means Ads (excluding Non-Qualifying Advertising Results) displayed on the AdSense for Content Site or AdSense for Search Site (as applicable) in accordance with the applicable Agreement(s);

“Query” means a search query entered on the Site or through [***] approved by Google for such purpose (if any) by an End User by way of a search box or other similar means implemented in accordance with the Agreement which is transmitted by Customer to Google in order to obtain Websearch Results;

“Request” means a request for an AdSense for Content Set generated by an End User accessing a web page on the AdSense for Content Site on which the Customer has implemented the AdSense for Content Services in accordance with the applicable Google Data Protocol;

“Services” means the AdSense for Search Services, AdSense for Content Services and/or WebSearch Services (as applicable);

“Services Term” means the term stated in clause 2.5;

“Site” means the AdSense for Search Site, AdSense for Content Site and/or WebSearch Site (as applicable);

“Valid Query” means [***]

“Valid Request” means: [***]

“Websearch Results Page” means any Site page which contains any WebSearch Result(s);

“WebSearch Result” means a web search result provided by Google to Customer as part of the WebSearch Services in accordance with the applicable Agreement;

“WebSearch Result Set” means a set of one or more (but no more than ten) web search results provided by Google to Customer as part of the WebSearch Services in accordance with the applicable Agreement;

“WebSearch Services” means the provision of Web search results in accordance with the applicable Agreement; and

“WebSearch Site” means the web site(s) located at the URL(s) stated in the applicable Order Form or as otherwise agreed between the parties in writing from time to time.

1.2	The headings to the clauses of this GSA and any Order Forms are for ease of reference only and shall not affect the interpretation or construction of this GSA and/or any Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

1.3	Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted.

2.	Order Forms and Services Terms

2.1	This GSA contains general terms relating to the provision by Google from time to time of Services. Google shall provide such Services in accordance with this GSA as the parties shall agree from time to time.

2.2	Before Google provides any such Services, Google and Customer will in each case first agree in relation to such Services:

(a)	exactly what Services are to be supplied;

(b)	any other relevant details;

in each case all of this information will be included in an Order Form.

2.3	If any Order Form conflicts with the provisions of this GSA then the provisions of that Order Form will take precedence in relation to the Services to be supplied in accordance with that Order Form, In the event of conflicting Order Forms, any subsequent Order Form shall take precedence over any prior conflicting Order Form.

2.4	Each agreed Order Form will form a separate agreement (an “Agreement”) between Customer and Google on the terms contained in the Order Form and in this GSA. Each Agreement will be separately terminable by either party in accordance with clause 14.

2.5	For each Agreement entered into between Google and Customer, the term of such Agreement shall commence on the Order Form Effective Date and shall continue for the period of the applicable Initial Services Term and, if renewed in accordance with this clause, for the applicable renewal period, unless earlier terminated as provided in this GSA or the applicable Order Form. An Agreement may be renewed at the end of the applicable Initial Services Term only upon mutual written agreement of the parties. If an Agreement is not renewed, then it will automatically expire at the end of the applicable Initial Services Term.

3.	Services

3.1	General

(a)	Implementation of the Services on the Site is conditional upon the Site being wholly owned and operated exclusively by Customer. Customer may modify or add additional URLs to those comprising the Site with Google’s prior written consent.

(b)	Certain Services may include Beta Features. Customer acknowledges and agrees that Beta Features are provided “as is” and any use of them shall be solely at Customer’s own risk. Google reserves the right, in its sole discretion, to include or cease providing Beta Features as part of any Services at any time.

3.2	Websearch Services (if ordered)

(a)	Google shall, from the Launch Date:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(i)	for each Valid Query received by it, where available transmit to Customer a set of up to [***] Websearch Results;

(ii)	if ‘Language Restrict’ is enabled by Customer in accordance with the instructions provided by Google in the applicable Google Data Protocol, assist Customer in limiting Websearch Results to web pages in the language(s) specified on the Order Form;

	(iii)	if ‘Country Restrict’ is enabled by Customer in accordance with the instructions provided by Google in the applicable Google Data Protocol, assist Customer in limiting Websearch Results to web pages served from the country(ies) specified on the Order Form; and

	(iv)	if ‘Safe Search’ is enabled by Customer [***]

	(v)	within [***] of the end of each month during the Services Term, provide Customer with WebSearch Services usage reports in the form generally made available at that time or as otherwise may be provided online.

(b)	Customer acknowledges and agrees that:

	(i)	it is Customer’s responsibility to enable the ‘Language Restrict’, ‘Country Restrict’ [***] features in accordance with the instructions provided by Google in the applicable Google Data Protocol; and

	(ii)	Google does not commit that all Websearch Results will be limited to the languages and/or countries specified [***].

(c)	Customer shall, from the Launch Date:

(i)	send all Queries received by Customer from End Users (without editing, modifying, appending additional search terms to or filtering such Queries individually or in the aggregate) to Google in accordance with the applicable Google Data Protocol and otherwise in compliance with the requirements stated in the Agreement for processing by Google;

(ii)	implement on the Site a search box which, provided this has been agreed in advance by Google, together with each Websearch Results Page shall conspicuously display a text and/or graphic module, in a form provided by Google from time to time, that unambiguously indicates that the Websearch Results are provided by Google;

(iii)	display the Websearch Results on the applicable Site; and

(iv)	ensure that each Websearch Results Page is [***] in the form set out in the applicable Exhibit(s) to the applicable Order Form, unless otherwise agreed in writing between the parties.

(d)	In the event that Customer uses any Websearch Results in a manner inconsistent with this clause 3.2, Google shall have the right to suspend Customer’s right to use the relevant Websearch Services (or any part of them) with immediate effect until such time as, in Google’s reasonable opinion. Customer has taken all necessary steps to rectify such inconsistent use.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

3.3	AdSense for Search (if ordered)

(a)	Google shall, from the Launch Date:

(i)	for each Valid Query received by it, where available, provide to Customer an Adsense for Search Set comprising at least the minimum number of Ads stated in the applicable Order Form for display on the AdSense for Search Site;

	(ii)	[***]

	(iii)	within [***] of the end of each calendar month during the Services Term, provide Customer with AdSense for Search revenue reports in the form generally made available at that time or as otherwise may be provided online.

(b)	Customer shall, from the Launch Date:

(i)	for any and all Queries received by Customer from End Users, (without editing, modifying, appending additional search terms to or filtering such Queries individually or in the aggregate) send such Queries to Google in accordance with the applicable Google Data Protocol;

(ii)	[***]

(iii)	[***]

(iv)	ensure that no AdSense for Search Sets requests sent by Customer to Google contain information that is or may be personally identifiable;

(v)	display each AdSense for Search Set to End Users on the relevant Site page and ensure that each Site page containing any AdSense for Search Set(s) shall conform to the specifications stated in the applicable Order Form;

(vi)	ensure that its implementation of the AdSense for Search Services is in all material respects in the form set out in the applicable Exhibit(s) to the applicable Order Form, unless otherwise agreed in writing between the parties;

(vii)	unambiguously mark each AdSense for Search Set as “Sponsored Links” or other equivalent designation indicating that the Ad(s) contained in the AdSense for Search Set are linked advertisements, and distinct from search results;

(viii)	place on each Site page on which an AdSense for Search Set is displayed a link in the form provided by Google from time to time that contains the Google logo, text [***] such link to be placed Above-the-Fold and in accordance with the specifications stated in the applicable Order Form;

(ix)	not hinder, truncate or obstruct in any way the display of the full text of any Ad as provided by Google (including without limitation through the use of pop-ups, pop-unders or similar graphical units).

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(c)	Customer shall:

(i) not set up, configure or implement the Site(s) or any successor Sites in such a way that they include [***]

(ii) implement the AdSense for Search Services in such a way that all search queries submitted by End Users via the Site(s) are sent to Google by the applicable Google Data Protocol so as to generate a request for AdSense for Search Set in accordance with the Agreement.

3.4	AdSense for Content (if ordered)

(a)	Google shall, from the Launch Date:

(i)	for each Valid Request received by it in accordance with the applicable Google Data Protocol, where available provide an AdSense for Content Set to Customer for display on the AdSense for Content Site;

(ii)	[***]

	(iii)	within [***] of the end of each month after the Launch Date during the Services Term, provide Customer with AdSense for Content revenue reports in the form generally made available at that time or as otherwise may be provided online.

(b)	Customer shall, from the Launch Date:

(i)	ensure that the AdSense for Content Services are implemented on the AdSense for Content Site in accordance with the applicable Google Data Protocol and Google’s technical requirements and specifications as notified to Customer from time to time so that each time an End User accesses a web page on the AdSense for Content Site this will generate a Valid Request to Google;

(ii)	ensure that each AdSense for Content Set conforms to the specifications stated in the applicable Order Form and that its implementation of the AdSense for Content Services is in all material respects in the form set out in the applicable Exhibit(s) to the applicable Order Form, unless otherwise agreed in writing between the parties;

(iii)	in the event that the AdSense for Content Site requires user authentication [***];

(iv)	ensure that no AdSense for Content Sets are displayed on any Site pages which contain web search results, private email, newsletters or community content (including, but not limited to, message boards), consist of slide show pages or gallery pages or chat pages, consist primarily of other advertising, are personal web pages, registration pages, “thank you” or error pages, exist behind password protected areas, contain pornographic, obscene or excessively profane content or content intended to advocate or advance computer hacking or cracking, gambling, illegal activity, drug paraphernalia, hate, violence or racial or ethnic intolerance or which Google has otherwise notified Customer are pages of a type on which the display of AdSense for Content Sets is not allowed.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(c)	Customer shall not:

	(i)	Implement the AdSense for Content Services on the AdSense for Content Site in such a way that more than [***] is generated per page view, unless agreed in writing in advance by Google;

	(ii)	display more than [***] AdSense for Content Set per web page on the AdSense for Content Site, unless agreed in writing in advance by Google;

	(iii)	edit, modify or disable its AdSense for Content Services implementation (or any portion thereof) at any time;

	(iv)	minimise, edit or remove any AdSense for Content Set(s) or any Ad(s) contained in such AdSense for Content Set(s) from display unless approved in writing in advance by Google; or

	(v)	hinder, truncate or obstruct in any way the display of the full text of any Ad as provided by Google (including without limitation through the use of pop-ups, pop-unders or similar graphical units);

(d)	Customer shall keep Google informed of all planned material changes to the design and content of the AdSense for Content Site and as early in the process as is feasible identify to Google any additional advertising inventory in any newly created area of the AdSense for Content Site. Customer and Google shall cooperate in identifying those portions, if any, of the additional inventory on which Customer would seek to implement AdSense for Content Services.

3 5	Implementation of Services

(a)	For each Agreement, the parties will each use their reasonable endeavours to assist each other in implementation of the Services on the Site and to ensure that the Launch Date is reached in an estimated time frame of [***] from the Order Form Effective Date or such other longer time frame as agreed between the parties in writing. Customer acknowledges that in order for such estimated time frame to be met Customer will have to ensure that it complies with all Google’s technical requirements in relation to such implementation.

(b)	For each Agreement, once Google’s technical and account management personnel are satisfied that Customer has properly implemented the Services on the Site in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and have approved the implementation (such approval not to be unreasonably withheld or delayed), then Google will notify Customer that it may put its implementation of the Services (as approved by Google) into live use. This notification will be by way of e-mail or such other means as Google shall reasonably decide. Customer will not put its implementation of the Services into live use until it has received this notification from Google.

(c)	Google grants to Customer a non-exclusive and non-sublicensable licence during the applicable Services Term to use the applicable Google Data Protocol(s) as supplied to Customer by Google solely for the purpose of implementing the applicable Services and transmitting Queries and other required information to Google in accordance with Google’s technical requirements as notified to Customer from time to time.

(d)	Unless otherwise agreed between the parties in writing, Customer’s implementation of the applicable Services shall be in all material respects in the form set out in the applicable Exhibit(s) to the applicable Order Form(s). Customer will not make any material changes to the implementation of the Services without Google’s prior written agreement. Material changes to the implementation will include (but not be limited to) [***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(e)	Customer shall ensure that all Services are implemented in accordance with the applicable Google Data Protocol(s) and in accordance with Google’s technical requirements for such Services as notified to Customer from time to time. Once the Services have been implemented, Customer will not make any changes which might affect the implementation of the Services on the Site [***] prior written notice to Google.

(f)	Customer will use Client IDs as instructed by Google and will provide such information to Google as Google may reasonably request with respect to the use and application of any Client IDs.

(g)	Google shall have the right to modify any Google Data Protocol(s) and/or technical specifications at any time in its sole reasonable discretion. Where applicable, Customer shall implement such modifications no later than [***] after receipt thereof.

(h)	For each Agreement, during the applicable Services Term, the parties shall meet (or, if agreed, hold a conference call) at such times and dates as agreed from time to time to discuss service performance [***]

4.	Support Services

For each Agreement, Google shall provide technical support services to Customer during the applicable Services Term in accordance with Google’s support guidelines in effect from time to time. Prior to making any support request to Google, Customer shall first use its best endeavours to fix any error, bug, malfunction, or network connectivity defect on its own without any escalation to Google. Thereafter, the ‘Technical Contact’ indicated on the applicable Order Form may submit a request for support via email to, or such other email address that Google may provide with advance notice from time to time.

Customer shall provide support services to End Users at its own expense. Google shall not be responsible for providing any End User support services.

5.	Customer’s Obligations

5.1	Customer shall not, and shall not allow any third party to:

(a)	edit, modify, truncate, add content to, change the order of the information contained in or filter any Websearch Results and/or Advertising Results Set without Google’s prior written consent, [***]

(b)	frame:

(i)	any Site page containing any Advertising Results Set and/or any Websearch Results;

(ii)	any Destination Page; and/or

(iii)	any Websearch Results;

(c)	[***]

(d)	display any Websearch Results and/or Advertising Results Sets to any third parties other than End Users;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(e)	enter into any arrangement or agreement under which any third party pays Customer fees or shares in any revenue payments and/or royalties for any Websearch Results and/or Advertising Results Sets displayed on the Site;

(f)	display any Websearch Results and/or Advertising Results Sets in pop-up, pop-under, exit windows, expanding buttons, or animation or other similar methods;

(g)	minimise, remove or otherwise inhibit the full and complete display of any Site page which includes any Websearch Results and/or Advertising Results Sets and/or Ads, and the corresponding Destination Pages accessed by clicking on any portions thereof;

(h)	directly or indirectly generate impressions of or clicks on Advertising Results Sets through any automated, deceptive, fraudulent or other invalid means (including, but not limited to, click spam, query spam, robots, macro programs, and internet agents);

(i)	encourage or require End Users or other persons, either with or without their knowledge, to generate impressions of or to click on Advertising Results Sets through offering incentives or any other methods that are manipulative, deceptive, malicious or fraudulent;

(j)	provide End Users with access to any Websearch Results and/or Advertising Results Sets through any Client Application (except to the extent that such access is provided through a Customer Client Application in accordance with the terms of the applicable Agreement) or otherwise provide End Users with access to any Websearch Results and/or Advertising Results Sets other than by displaying such Websearch Results and/or Advertising Results Sets on a page on the Site in accordance with the applicable Agreement(s); or

(k)	implement any click tracking or other monitoring of clicks on Advertising Results Sets or Advertising Results.

5.2	Customer shall ensure that neither the Site nor the Customer Client Application (if any) contains any pornographic, hate-related, violent or otherwise offensive content or contains any other material, products or services that violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights.

5.3	Customer shall not, and shall not allow any third party to:

(a)	modify, adapt, translate, prepare derivative works from or decompile, reverse engineer, disassemble or otherwise attempt to derive source code from (except to the extent allowed by law) any Services, the Google Data Protocol(s), or any other Google technology, content, data, routines, algorithms, methods, ideas design, user interface techniques, software, materials and/or documentation;

(b)	remove, deface, obscure, or alter Google’s copyright notice, trademarks or other proprietary rights notices affixed to or provided or displayed as part of any Services, the Google Data Protocol(s), or any other Google technology, software, materials and/or documentation;

(c)	“crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including, but not limited to, Websearch Results and/or Advertising Results Sets, or any part, copy or derivative thereof);

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(d)	transfer, sell, lease, syndicate, sub-syndicate, lend, or use for co-branding, timesharing, service bureau or other unauthorised purposes any Services or access thereto (including, but not limited to Websearch Results and/or Advertising Results Sets, or any part, copy or derivative thereof);

(e)	directly or indirectly access, launch and/or activate the Services through or from any software application or means other than the Site or the Customer Client Application (if any);

(f)	engage in any action or practice that in Google’s reasonable opinion reflects poorly on Google or otherwise disparages or devalues Google’s reputation or goodwill; or

(g)	create or attempt to create a substitute service or product through use of any of the Services or proprietary information related to them.

5.4	Customer shall not place anything on the Site that in any way implies that Google is responsible for the contents of any Websearch Results or Advertising Results Sets provided by it or for any web sites accessed via such Websearch Results or Advertising Results Sets.

5.5	Customer shall ensure that there is no use of or access to the Services through the Site or the Customer Client Application (if any) which is not in compliance with the terms of the Agreement or not otherwise approved by Google, [***]

5.6	Google may send uncompensated test Queries to the Site or the Customer Client Application (if any) or make uncompensated clicks on any Advertising Results Sets displayed on the Site at any time to verify Customer’s compliance with any requirements contained in the applicable Agreement(s).

6.	[***]

6. 1	[***]

7.	Intellectual Property Rights

7.1	Google shall own all right, title and interest, including without limitation all Intellectual Property Rights, relating to the Services (and any derivative works or enhancements thereof), including but not limited to, all software, technology, information, content, materials, guidelines, documentation, and the Google Data Protocol(s). Customer shall not acquire any right, title, or interest therein, except for the limited use rights expressly set forth in the Agreement. Any rights not expressly granted herein are deemed withheld.

7.2	Customer, its licensors, or other applicable third party providers shall own all Intellectual Property Rights in and to Customer Content. Google shall not acquire any right, title or interest in or to Customer Content, except as provided in this GSA and/or any applicable Order Form.

8.	Trade mark licence

8.1	Each party shall own all right, title and interest, including without limitation all Intellectual Property Rights, relating to its Brand Features.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

8.2	For each Agreement Google hereby grants to Customer a non-exclusive and non-sublicensable licence during the applicable Services Term to display the Google name and logo and such other of the Google Brand Features as expressly authorised by Google in the applicable Agreement on the applicable Site solely for the purposes of fulfilling Customer’s obligations to Google as stated in the applicable Agreement and provided that all such use by Customer is in accordance with the agreed implementation of the Site as set out in the applicable Order Form (or as varied by agreement in writing between the parties from time to time) and Google’s reasonable instructions from time to time.

8.3	Customer shall ensure that: a) all use by Customer of the Google Brand Features; and b) Customer’s implementation of the Services, including but not limited to each Websearch Results Page and each page on which AdSense for Search Sets or AdSense for Content Sets are displayed, complies with Google’s then current Google Branding Guidelines and any content contained or referenced therein, which may be found at the following URL: (or such other URL Google may provide from time to time.

8.4	Customer hereby grants to Google a non-exclusive and non-sublicensable licence during the term of this GSA to include Customer’s name and logo in presentations, marketing materials and customer lists (including, but not limited to, in customer lists posted on Google’s web sites and in screen shots of Customer’s implementation of the Services).

8.5	Except as stated in this GSA and/or any applicable Order Forms, neither party acquires any right, title or interest in or to the other party’s Brand Features. All use by Google of Customer Brand Features (including any goodwill associated therewith) shall inure to the benefit of Customer and all use by Customer of Google Brand Features (including any goodwill associated therewith) shall inure to the benefit of Google. No party shall challenge or assist others to challenge the Brand Features of the other party (except to protect such party’s rights with respect to its own Brand Features) or the registration thereof by the other party, nor shall either party attempt to register any Brand Features or domain names that are confusingly similar to those of the other party.

8.5	Either party may revoke the licence granted by it to the other under clause 8.2 or 8.3 above (as applicable) at any time [***]

8.6	Subject to clause 13, neither party will issue any press release regarding the existence or content of this GSA or any Agreement without the other party’s prior written approval.

9.	Payment

The fees and payment terms for all Services shall be as set out in this clause 9 unless expressly stated otherwise in the applicable Order Form.

9.1	Search Services (if ordered)

[***]

9.2	AdSense for Search Services (if ordered) and/or AdSense for Content Services (if ordered)

Google shall pay to Customer [***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

9.3	All AdSense Services (if ordered)

[***]

9.4	All Services

(a)	All payments under the Agreement are exclusive of taxes imposed by any governmental entity. [***]

(b)	Google’s obligation to pay Customer shall commence on the Launch Date.

(c)	All payments due to Google or to Customer shall be in the currency specified in the applicable Order Form.

(d)	Payments to Google shall be made by telegraphic transfer to the account notified to Customer by Google for that purpose.

(e)	Payments to Customer (if by telegraphic transfer) shall be made to the account notified to Google by Customer for that purpose. Customer acknowledges that Google may, at its option, set off any payment obligations to Customer it may incur under any Agreement against any fees owed and not yet paid by Customer under that Agreement and/or any other Agreement(s) and/or any other agreements between Google and Customer, in addition to any other rights and remedies Google may have. [***] In addition, Google reserves the right to withhold and offset against its payment obligations under any Agreement, or to require Customer to repay to Google within [***] of request for such repayment, any amounts which Google may have previously overpaid to Customer in relation to any Agreement.

10.	Warranties

10.1	Each party warrants to the other that it has full power and authority to enter into this GSA and any applicable Agreement(s).

10.2	Google warrants to Customer that it will provide the Services with reasonable care and skill.

10.3	Customer warrants to Google that:

(a)	it shall only use information provided by Google (including Websearch Results and/or Advertising Results Sets) in a manner that complies with applicable laws; and

(b)	it will use reasonable care and skill in complying with its obligations under this GSA and any Agreement(s).

10.4	Google does not warrant that the Services (or any of them) will meet all of Customer’s requirements or that performance of the Services (or any of them) will be uninterrupted, virus-free, secure or error-free.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

10.5	No conditions, warranties or other terms apply to any Services or to any other goods or services supplied by Google under this GSA and/or any Agreement(s) except to the extent that they are expressly set out in this GSA and/or the applicable Agreement(s). Subject to clause 12.1, no implied conditions, warranties or other terms apply (including any implied terms as to satisfactory quality, fitness for purpose or conformance with description).

10.6	Google will not be liable for any breach of warranty under this GSA or any Agreement(s) to the extent that the breach of warranty concerned results from a failure by Customer to fulfil its obligations under this GSA or any Agreement(s).

11.	Indemnities

11.1	Google shall defend, or at its option settle, any court proceedings brought by a third party against Customer based upon or otherwise arising out of a claim that [***]

11.2	In no event shall Google have any obligations or liability under this clause 11 arising from:

(a)	use of any Beta Features;

(b)	use of the Services or Google Brand Features in a modified form or in combination with materials not furnished by Google, or

[***]

11.3	Google, in its sole and reasonable discretion, reserves the right to terminate Customer’s continued use of any Services or Google Brand Features which are alleged or believed by Google to infringe any third party’s Intellectual Property Rights.

11.4	Customer shall defend, or at its option settle, any court proceedings brought against Google by a third party based upon or otherwise arising out of:

(a)	the Customer Content, Site, [***] (if any) and/or Customer Brand Features infringe any copyright, trade secret or trademark of such third party;

(b)	Google’s use of any Customer Content in compliance with this GSA and/or the applicable Agreement(s); and/or

(c)	Customer’s use of the Services in any manner inconsistent with or in breach of this GSA and/or any applicable Agreement(s).

11.5	Indemnification under this clause 11 shall be limited to payment by the indemnifying party of all damages and costs finally awarded for such claim, or settlement costs approved in writing by the indemnifying party.

11.6	The indemnification obligations under this clause 11 shall exist only if the party seeking indemnification:

(a)	promptly notifies the indemnifying party of such claim;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(b)	provides the indemnifying party with reasonable information, assistance and cooperation in defending the lawsuit or proceeding; and

(c)	gives the indemnifying party full control and sole authority over the defence and settlement of such claim. The indemnified party may appoint its own supervising counsel of its choice at its own expense.

11.7	The indemnifying party shall only reimburse the indemnified party for expenses incurred by the indemnified party with the indemnifying party’s prior written approval.

11.8	This clause 11 states the parties’ entire liability and exclusive remedy with respect to infringement of a third party’s intellectual Property Rights.

12.	Limitation of Liability

12.1	Nothing in this GSA or any Agreement shall exclude or limit either party’s liability for:

(a)	death or personal injury resulting from the negligence of either party or their servants, agents or employees;

(b)	fraud or fraudulent misrepresentation;

(c)	breach of any implied condition as to title or quiet enjoyment;

(d)	misuse of confidential information,

12.2	Save to the extent that this GSA or any Agreement expressly states otherwise, nothing in this GSA or any Agreement shall exclude or limit either party’s liability for breach of [***]

12.3	Subject to clauses 12.1 and 12.2 but notwithstanding clause 12.4 and 12.5, neither party shall be liable in contract, tort (including, without limitation, negligence, pre-contract or other representations (other than fraudulent misrepresentation) or otherwise arising out of or in connection with this GSA and/or any Agreement for:

(a)	any economic losses (including, without limitation: loss of revenues, profits, contracts, data, business, anticipated savings or cost of substitute services);

(b)	any loss of goodwill or reputation; or

(c)	any special, indirect or consequential losses;

in any case, whether or not such losses were within the contemplation of the parties at the date of this GSA and/or the applicable Agreement, suffered or incurred by that party arising out of or in connection with the provisions of, or any matter under, this GSA and/or the applicable Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

12.4	Subject to clauses 12.1, 12.2 and 12.3, each party’s total liability in relation to all events or series of connected events occurring in any given calendar year arising from or in connection with any particular Agreement and in relation to anything which the party concerned may have done or not done in connection with such Agreement (whether the liability arises because of breach of contract, negligence or for any other reason and including any liability that arises or exists by reason of the unenforceability or invalidity of any term of any Agreement) shall be limited to:

[***]

12.5	Subject to clauses 12.1, 12.2 and 12.3, each party’s total aggregate liability arising from or in connection with any particular Agreement and in relation to anything which the party concerned may have done or not done in connection with such Agreement (whether the liability arises because of breach of contract, negligence or for any other reason and including any liability that arises or exists by reason of the unenforceability or invalidity of any term of any Agreement) shall be limited to:

[***]

13.	Confidentiality

13.1	Subject to clause 13.2 below, disclosure of confidential and/or proprietary information pursuant to this GSA and/or any Agreement (including the existence and content of this GSA and/or any Agreement) shall be governed by the NDA which is hereby incorporated into this GSA and each Agreement by reference. In the event of any conflict between the NDA and this GSA or any applicable Order Form, the provisions of this GSA or the applicable Order Form will take precedence.

13.2	Customer understands and agrees that, notwithstanding anything to the contrary in the NDA, [***] Such disclosure of information shall be subject to the terms of the Google Privacy Policy located at, or such other URL as Google may provide from time to time, and shall not include “personally identifying information,” as described in such Google Privacy Policy.

14.	Term and Termination

14.1	This GSA shall commence on the GSA Effective Date and remain in force until it terminates or expires in accordance with its terms.

14.2	Either party may suspend performance and/or terminate any Agreement, in whole or in part, with immediate effect, if the other party:

(a)	is in material breach of the Agreement where the breach is incapable of remedy; or

(b)	is in material breach of the Agreement where the breach is capable of remedy and fails to remedy that breach within [***] after receiving written notice of such breach.

14.3	Either party may suspend performance and/or terminate this GSA (and all Agreements entered into in accordance with it) with immediate effect, if:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(a)	a meeting of creditors of the other party is held or an arrangement or composition with or for the benefit of its creditors (including a voluntary arrangement as defined in the Insolvency Act 1986) is proposed by or in relation to the other party;

(b)	a chargeholder, receiver, administrative receiver or other similar person takes possession of or is appointed over or any distress, execution or other process is levied or enforced (and is not discharged within [***] ) on the whole or a material part of the assets of the other party;

(c)	the other party ceases to carry on business or is deemed to be unable to pay its debts within the meaning of section 123 Insolvency Act 1986;

(d)	the other party or its directors or the holder of a qualifying floating charge gives notice of their intention to appoint, or makes an application to the court for the appointment of, an administrator;

(e)	a petition is presented (and is not discharged within [***] ) or a resolution is passed or an order is made for the administration or the winding-up, bankruptcy or dissolution of the other party; or

(f)	an event analogous to any of the above happens to the other party in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

14.4	Google may terminate this GSA (and all Agreements entered into in accordance with it) immediately upon written notice, if:

	(a)	[***] Google may terminate this GSA (and all Agreements entered into in accordance with it) immediately upon notice if such breach is incapable of remedy or where such breach is capable of remedy, where Customer fails to remedy such breach within [***] after receiving written notice of such breach; or

	(b)	[***]

14.5	Upon the expiration or termination of this GSA for any reason:

(a)	all rights and licences granted by each party shall cease immediately; and

(b)	each party shall (at the other party’s option) promptly return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party.

14.6	The termination or expiration of an individual Agreement shall not have the effect of terminating any other Agreement or this GSA unless expressly agreed to by the parties in writing. If an Agreement (but not this GSA) terminates or expires, all rights and licences granted by Google to Customer relating to the applicable Services and all other rights and licences granted by Google to Customer in relation to the applicable Services as stated in such Agreement, if any, shall cease immediately. Termination or expiration of all Agreements shall result in the expiration of this GSA on the same date on which the last Agreement terminates or expires.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

14.7	Termination or expiration of this GSA or any Agreement, in part or in whole, shall not: a) limit either party from pursuing other remedies available to it, or b) affect the accrued rights and obligations of either party as at the date of such termination or expiry (including without limitation any obligation to pay fees that have accrued under any Agreement prior to the date of termination or expiry).

15.	General

15.1	Any notices required to be given under this GSA and/or any Agreement shall be in English and in writing and:

(a)	if to Customer, sent to the address/fax number identified for legal notices on the applicable Order Form;

(b)	if to Google, marked for the attention of the Google Legal Department and sent to the following address/fax number:

[***]

(c)	in either case, sent to such other address/fax number as either party may designate from time to time in accordance with this clause.

Notices shall be deemed to have been duly served if hand delivered; sent by facsimile (with the original forwarded by first class post or special delivery); by special delivery within the United Kingdom and outside the United Kingdom by recorded airmail post; in each case correctly addressed in accordance with this clause. Any notice pursuant to this clause shall be deemed to have been served:

(a)	if hand delivered at the time of delivery by posting through the letter box of the correct addressee in accordance with this clause;

(b)	if sent by facsimile one hour after transmission during business hours at its destination or 24 hours after transmission if not within business hours but in each case subject to proof by the sender that it holds an acknowledgement confirming receipt of the transmitted notice in readable form; and

(c)	if sent by post 48 hours after posting (excluding Sundays or any applicable bank or public holidays in the country of posting) if posted to an address within the country of posting and seven days after posting (excluding Sundays or any applicable bank or public holidays in the country of posting) if posted to an address outside the country of posting.

15.2	Customer shall not assign or otherwise transfer its rights or delegate its obligations under this GSA and/or any Agreement(s), in whole or in part, without the prior written consent of Google.

15.3	[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

15.4	Nothing in this GSA or any Order Form(s) shall create or confer any rights or other benefits whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise in favour of any person other than the parties to this GSA and the Order Form(s), except that this clause shall not operate so as to restrict or limit the rights of any lawful assignee under this GSA or any Agreement to exercise the rights and benefits conferred on him by his assignor.

15.5	Nothing in this GSA or any Order Form shall be construed as creating a partnership or joint venture of any kind between the parties or as constituting either party as the agent of the other party for any purpose whatsoever and neither party shall have the authority or power to bind the other party or to contract in the name of or create a liability against the other party in any way or for any purpose.

15.6	Neither party shall be liable for failure to perform or delay in performing any obligation under this GSA and/or any Agreement(s) if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, terrorism, civil commotion, acts of government, court order, changes to any applicable laws, internet or telecommunications disturbances, industrial dispute or any failure or delay by the other party to fulfil its obligations under this GSA and/or any Agreement(s). If such delay or failure continues for at least 30 days, the party not subject to the force majeure shall be entitled to terminate the applicable Agreement(s) or, at that party’s discretion, this GSA and all Agreements by notice in writing to the other with immediate effect.

15.7	Google reserves the right to suspend or terminate the provision of any Services or parts of any Services or to vary any Services or parts of Services and/or the manner in which these are provided at any time in order to comply with any applicable law.

15.8	The failure to exercise or delay in exercising a right or remedy under this GSA and/or any Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this GSA and/or any Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. The rights and remedies contained in this GSA and any Agreement(s) are cumulative and not exclusive of any rights or remedies provided by law.

15.9	The invalidity, illegality or unenforceability of any provision (or part of a provision) of this GSA and/or any Order Form shall not affect or impact the continuation in force of the remainder of the provision (where applicable) and this GSA or the applicable Order Form.

15.10	Subject to clause 12.1(b), this GSA and any Order Form(s) represent the entire terms agreed between the parties in relation to their subject matter and supersedes all previous contracts or arrangements or any kind between the parties relating to their subject matter. Each party acknowledges and agrees that, in entering into this GSA and any Order Form(s) it has not relied on any statement, representation, assurance or warranty of any person (whether a party to this GSA or not) other than as expressly set out in this GSA or any Order Form. This GSA and any Order Form(s) may be executed in counterparts, including facsimile counterparts.

15.11	Where this GSA and/or any Order Form(s) refer to agreements or approvals to be in writing, at Google’s sole discretion, this may (where appropriate) include e-mail.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

15.12	This GSA and any Order Form(s) shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English courts in respect of any dispute or matter arising out of or connected with this GSA and/or any Order Form(s). If this GSA or any Order Form is translated into any other language and if there is a discrepancy in interpretation between the English text and the text of such other language, the English text will govern.

Signed by the parties on the dates shown below.

Google Ireland Limited:	Customer: Incredimail Limited

By: /s/ John Herlihy ________________________________________	By: /s/ Ofer Adler /s/ Yacov Kaufman ____________________________________________

Print Name: John Herlihy ________________________________	Print Name: Ofer Adler Yacov Kaufman ____________________________________

Title: Director ______________________________________	Title: CEO, CFO __________________________________________

Date: 30 June 2008 ______________________________________	Date: June 29, 2008 __________________________________________

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Google SPD rep: [***]
Google Services	Google SPD director: [***]
Agreement	Google sales engineer: [***]
ORDER FORM	Google legal contact: [***]

Google Ireland Limited
Gordon House
Barrow Street
Dublin 4
Ireland
Tel: 353 1 436 1000
Fax: 353 1 436 1001

CUSTOMER (FULL LEGAL NAME): IncrediMail		GSA Effective Date: 1 July 2008	NDA Effective Date: 26 March 2008
	corporate contact information:	technical contact information:	legal notices to:
attention:	Ofer Adler	Yuval Hamudut	Yacov Kaufman
title:	CEO	CTO	CFO
address, city, area, postal code, country:	Or Towers B second floor 4 Hanechoshet St Ramat Hachayal Tel Aviv 69710, Israel	Or Towers B second floor 4 Hanechoshet St Ramat Hachayal Tel Aviv 69710, Israel	Or Towers B second floor 4 Hanechoshet St Ramat Hachayal Tel Aviv 69710, Israel
phone:	+972 3 7696103	+972 3 7696106	+972 3 7696157
fax:	+972 3 6474601	+972 3 6474601	+972 3 6445502
email:	ofer@incredimail.com	yuval@incredimail.com	yacov@incredimail.com
Order Form Effective Date: 1 July 2008		Initial Services Term: 12 months from the Effective Date

SEARCH SERVICES

SEARCH SERVICES	non-refundable annual service and support fee	monthly search fee minimum payment	search fees (for all Queries)
[***]	[***]	[***]	[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

ADSENSE SERVICES

ADSENSE FOR SEARCH	Net AdSense for Search Revenues percentage (%) to Customer	specifications
AdSense for Search Site: Mystart.incredimail.com		Ads/Results Page min[***] Above-the-fold: [***] AdWords Link location: [***]AdWords Link size: as shown in Exhibit [B]

optional AdSense for Search features:	AdSafe	Placement Targeting
(check the applicable boxes)	level: [***]	[***] (as shown in exhibits)

Payment Information Details
currency: Dollars

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

GSA Order Form Terms and Conditions

“GSA” means the ‘Google Services Agreement’ entered into between Google and Customer with the ‘GSA Effective Date’ stated on this Order Form above.

1	This Order Form (including any special terms and conditions stated in it) shall be governed by and incorporates by reference the GSA and all defined terms used in this Order Form have the same meaning as in the GSA unless this Order Form expressly states otherwise.

2	In the event of any conflict between any special terms and conditions set out in this Order Form and the GSA, the special terms and conditions set out in this Order Form will take precedence.

3	Unless otherwise agreed between the parties in writing, Customer’s implementation of the applicable Services shall be in all material respects in the form set out in Exhibits A, B and C to this Order Form and shall comply in all material respects with the specifications set out in Exhibits A, B, C and D to this Order Form.

4	Linking to Google Sites: Customer may implement the links shown as "Images", "Video" and "News" in Exhibit A provided always that:

a.	such links shall link directly to such services (of the same name) as are provided from time to time by Google in the territory of the End User making the request (“Links”);

b.	Customer shall not edit, modify, append or filter, add to or alter End User queries sent via the Links; and

[***] [***]

5	Client Applications:

[***] [***] [***]

This Order Form may be executed in counterparts, including facsimile counterparts.

Google Ireland Limited: By: /s/ John Herlihy —————————————— Print name: John Herlihy Title: Director Date: June 30, 2008	Incredimail Ltd: By: /s/ Ofer Adler /s/ Yacov Kaufman —————————————— Print name: Ofer Adler, Yacov Kaufman Title: CEO, CFO Date: June 29, 2008

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT A
[***]
(4 pages)

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT B
[***]
(1 page)

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT C
[***]
(2 pages)